SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2008

U.S. DRY CLEANING CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4040 MacArthur Blvd., Suite 305
Newport Beach, CA 92660
(Address of Principal Executive Offices)

(949) 863-9669
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by U.S. Dry Cleaning Corporation (the “Registrant”, the “Company”, “we”, “our” or “us”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan”, or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions, and other factors (including the risks contained in the section of the Registrant’s Form 10-KSB entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations, and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward looking statements to conform these statements to actual results.

Item 8.01.	Other Events.

Closing of Tuchman Acquisition

U.S. Dry Cleaning Corporation, the nation’s first consolidator and fastest-growing national chain of dry cleaning businesses, recently acquired the assets of Tuchman Cleaners, Inc., an Indiana corporation (the “Seller” or “Tuchman”), constituting its fourth acquisition in 2008 which together with the other three acquisitions, increases its annualized revenues to $33 million. The Company has increased its annualized year over year revenue growth by more than 330% through such acquisitions.

We have completed the acquisition of the assets relating to 25 of the Tuchman Cleaners stores in Indianapolis, Indiana and the surrounding areas. We paid approximately $809,000 in an all-cash asset purchase transaction. The combined revenue of the acquired stores is in excess of $7.8 million annually and we believe the acquisition is immediately accretive to the Company.

On August 20, 2008, we and our wholly-owned subsidiary, USDC Tuchman Indiana, Inc., a California corporation (“Acquisition Sub”), entered into an Asset Purchase and Sale Agreement (“First Purchase Agreement”) with Tuchman.

On September 30, 2008, we completed the acquisition of certain assets of Tuchman (the “Closing”) pursuant to the First Purchase Agreement. These assets include certain machinery, equipment, vehicles, furniture, fixtures, leasehold improvements and other property used in the business, real property leases, equipment leases, accounts, advances, books and records, licenses and permits, supplies, supplier contracts, goodwill, starting cash on hand, intangible personal property, and any deposits of 21 of Tuchman’s stores in the Indianapolis and surrounding areas (“Assets”). The Assets exclude, among other things, other cash and cash equivalents, inventory transferred or used by the Seller prior to Closing, certain expired and other property leases, liabilities and obligations under collective bargaining agreements, credit card machines, certain accounting software, insurance policies, and certain rights of the Seller. We assumed no liabilities of Tuchman except for obligations under assumed property and equipment leases, and obligations under supplier contracts.

Pursuant to the First Purchase Agreement, Acquisition Sub agreed to pay an amount in cash of a minimum of $605,000 and up to $1,100,000 for the Assets. The actual purchase price paid at Closing was determined based on the stores included in the purchase and sale of the Assets, landlord indemnifications and other contingencies. At Closing, we paid approximately $793,000 for the assets of 21 Tuchman stores. During the prior several months, all store lease assignments have been approved.

On September 23, 2008, Acquisition Sub entered into a Purchase Agreement and Bill of Sale with Tuchman for the purchase of assets of 4 additional stores in Indiana (“Second Purchase Agreement”). We purchased certain machinery, equipment, furniture, fixtures, leasehold improvements and other property used in the business relating to such 4 stores. All assets were purchased on an “as is” and “where is” basis. The purchase price for the assets of the 4 stores was $16,000 in cash.  Acquisition Sub entered into new leases with the landlords of these 4 stores. This transaction also closed on September 30, 2008.

Together with the purchase of the assets from the 21 Tuchman stores under the First Purchase Agreement, our total purchase price for all 25 Tuchman stores was approximately $809,000. The purchase price for the acquisition of such stores was determined as a result of arm’s length negotiation between the parties.

Our mission is to create the premier national chain in the dry cleaning industry. Our management team has extensive experience in retail consolidations and premier dry cleaning operations with a proven operating model. Our management intends to rapidly acquire profitable, market-leading operations at accretive valuations. Each acquisition target is expected to be self-sufficient, and field management is expected to remain in place to ease the assimilation.

Our management believes the greatest value achieved in any consolidation is during the earliest phases. As a result, we intend to grow as rapidly as possible to maximize shareholder value.

Our future operation results are dependent upon many factors, including but not limited to (i) our ability to obtain sufficient capital or a strategic business arrangement to fund our expansion plans (ii) our ability to build the management and human resources and infrastructure necessary to support the growth of our business; (iii) competitive factors and developments beyond our control and (iv) other risk factors discussed in our filings with the Securities and Exchange Commission.

Item 9.01.	Exhibits

(c)  Exhibits.

Exhibit No.	Description

99.1	Amendment to the Asset Purchase Agreement dated as of August 29, 2008

99.2	Assignment and Assumption Agreement

99.3	Bill of Sale

99.4	Press Release of U.S. Dry Cleaning Corporation issued October 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: October 6, 2008	By:	/s/ Robert Y. Lee
Robert Y. Lee
Chief Executive Officer

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